UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 190 N. Canon, 4th Fl. Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNUS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On March 11, 2020, Genius Brands International, Inc. (the “Company”) and certain accredited investors (each an “Investor” and collectively, the “Investors”) entered into a Securities Purchase Agreement (the “SPA”) pursuant to which the Company agreed to sell and issue (1) Senior Secured Convertible Notes to the Investors in the aggregate principal amount of $13,750,000 (each, a “Note” and collectively, the “Notes”) and $11,000,000 funding amount (reflecting an original issue discount of $2,750,000) and (2) warrants to purchase 65,476,190 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), exercisable for a period of five years at an initial exercise price of $0.26 per share (each a “Warrant” and collectively, the “Warrants”), for consideration consisting of (i) a cash payment of $7,000,000, and (ii) full recourse cash secured promissory notes payable by the Investors to the Company (each, an “Investor Note” and collectively, the “Investor Notes”) in the principal amount of $4,000,000 (the “Investor Notes Principal”) (collectively, the “Financing”). Andy Heyward, the Company’s Chairman and Chief Executive Officer, participated as an Investor and invested $1,000,000 in connection with the Financing, all of which will be paid at the closing and not pursuant to an Investor Note.

The closing of the sale and issuance of the Notes, the Warrants and the Placement Agent Warrants described below is expected to occur on or before March 16, 2020 (the “Closing Date”). The maturity date of the Notes is September 30, 2021 and the maturity date of the Investor Notes is March 11, 2060.

The SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. In addition, the Company agreed to the following additional covenants including, but not limited to: (i) the Company shall hold a stockholder meeting (the “Stockholder Meeting”), by no later than May 15, 2020, to approve the issuance of shares of Common Stock issuable under the Notes and pursuant to the terms of the SPA for the purposes of compliance with the stockholder approval rules of The Nasdaq Stock Market (“Stockholder Approval”) and the Company will be obligated to continue to seek Stockholder Approval every 90 days until such approval is obtained, (ii) until the date that the Notes are no longer outstanding, the Company will not issue, offer, sell or grant any equity or equity-linked security, subject to certain limited exceptions described in the SPA, unless (A) Stockholder Approval has been obtained prior thereto and (B) (i) at least 75% of the gross proceeds in excess of the first $2,000,000 of gross proceeds of all subsequent Financings consummated prior to the six month anniversary of the Closing Date are first applied to the redemption of the Notes (pro-rata based on an Investor’s Purchase Price which redemption may be waiver by an Investor and it will not increase the pro-rata percentage of any other Investors) or (ii) at least 75% of the gross proceeds of any such subsequent placement consummated after the six month anniversary of the Closing Date are first applied to the redemption of the Notes (pro-rata), (iii) the Company shall use its best efforts to effectuate the transactions contemplated by the Voting Agreements executed by the Company and the stockholders who hold in the aggregate approximately 40% of the outstanding shares of Common Stock which require that such stockholders vote in favor of the proposals voted on at the Stockholder Meeting, and (iv) promptly securing the listing of certain shares issuable pursuant to the transaction documents and maintaining the listing of the shares of Common Stock on an eligible market.

In addition, pursuant to the terms of the SPA, the Notes and the Warrants, the Company agreed that the following will apply or become effective only following Stockholder Approval: (1) the conversion price of the Notes shall be reduced to $0.21 per share and may be further reduced to any amount and for any period of time deemed appropriate by the board of directors of the Company, (2) the exercise price of the Warrants shall be immediately reduced to $0.21 per share and may be further reduced to any amount and for any period of time deemed appropriate by the board of directors of the Company, (3) the Notes and Warrants shall each have full ratchet anti-dilution protection for subsequent financings (subject to certain exceptions), (4) existing warrant holders that are participating in the Financing (representing warrants to purchase an aggregate of 8,715,229 shares of Company Common Stock) will have their existing warrants’ exercise prices reduced to $0.21 and (5) the investors shall have a most favored nations right which provides that if the Company enters into a subsequent financing, then the Investors (together with their affiliates) at their sole discretion shall have the ability to exchange their Notes on a $1 for $1 basis into securities issued in the new transaction. Additionally, in the event that any warrants or options (or any similar security or right) issued in a subsequent financing include any terms more favorable to the holders thereof (less favorable to the Company) than the terms of the Warrants, the Warrants shall be automatically amended to include such more favorable terms.

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In addition, for as long as any Notes or Warrants remain outstanding, the Company will not (i) issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price with respect to the Common Stock into which any Notes are convertible or redeemable or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable or (ii) enter into, or effect any transaction under, any agreement, including, but not limited to, an equity line of credit, an “at-the-market” offering or similar agreement, whereby the Company may issue securities at a future determined price.

The SPA obligates the Company to indemnify each Investor and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by the Company, (ii) any breach of any obligation of the Company, and (iii) certain claims by third parties.

The SPA requires the Company to pay an expense allowance to the lead Investor, not to exceed $75,000 in the aggregate, for all costs and expenses incurred by the lead Investor or its designees in connection with the transactions contemplated by the transaction documents. The Company will use the net proceeds from the sale of the Notes and the Warrants, after deducting placement agent commissions, to repay certain outstanding convertible notes, fund production, pay legal fees and for general corporate purposes.

The Notes

Principal Amount

The aggregate principal amount of the Notes is $13,7500,000.

Maturity Date

Unless earlier converted or redeemed, the Notes mature September 30, 2021 (the “Maturity Date”).

Interest and Payment of Interest

The Notes will be issued at a 20% original issue discount and shall not bear interest unless and until an Event of Default (as described below and as further described in the Notes) has occurred, in which event the Notes will bear interest at a rate of 18% (the “Default Rate”). Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months. Accrued and unpaid interest is payable by way of inclusion of such interest in the Conversion Amount (as defined below) or upon any redemption occurring prior to the Maturity Date, including, without limitation, upon any Bankruptcy Event of Default (as defined in the Notes). Interest shall cease to accrue on the calendar day immediately following the date of cure, provided, however, that such Event of Default shall not be deemed cured unless and until any accrued and unpaid Interest shall be paid to the Investor.

Amortization of Principal

The Notes provide that the Company will repay the principal amount of Notes in equal monthly installments of 1/12th of the principal amount of the Notes beginning October 31, 2020 and the last business day of each calendar month anniversary thereafter (each an “Installment Date”). On each Installment Date, assuming the Equity Conditions described below are met and Stockholder Approval has been obtained, all or some of the Installment Amount (as defined in the Notes) shall be converted into shares of Common Stock, provided however that the Company may elect prior to any Installment Date to pay all or a portion of the installment amount in cash, as described below.

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The Company may elect to pay each monthly Installment Amount in (i) cash (a “Company Redemption” and such cash payment, the “Company Installment Redemption Price”) equal to 100% of the portion of such Installment Amount which the Company elects or is required to redeem pursuant to a Company Redemption (the “Company Redemption Amount”) or (ii) if (a) the Equity Conditions described below are satisfied or waived and (b) the Company so elects and Stockholder Approval has been obtained, by conversion of all or some of an Installment Amount into Common Stock (a “Company Conversion”). To the extent that the Company elects to pay an Installment Amount in shares of Common Stock, then (A) twenty-three (23) trading days prior to the applicable Installment Date (each such date being a “Pre-Installment Date”), the Company shall deliver to the Investor(s) a number of shares of Common Stock (each such quantity being a “Pre-Installment Share Amount”) equal to the Installment Amount being paid in shares of Common Stock divided by the lower of (i) the then prevailing Conversion Price or (ii) the Market Price (as defined below) determined on the applicable Pre-Installment Date, and (B) on the applicable Installment Date, the Company shall deliver to the Investor a number of shares of Common Stock equal to (a) the amount of the applicable Installment Amount being paid in shares of Common Stock divided by the lower of (i) the then prevailing Conversion Price or (ii) the Market Price determined on the applicable Installment Date, less (b) any applicable Pre-Installment Share Amount delivered pursuant to the applicable Installment Amount. “Market Price” means 85% of the arithmetic average of the five (5) lowest daily Weighted Average Prices of the Common Stock during the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable date of determination, subject to adjustments for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such measuring period.

With respect to any given date of determination, the “Equity Conditions” include:

(i) on each day during the period beginning thirty (30) Trading Days immediately prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the shares of Common Stock issuable pursuant to the Notes and upon exercise of the Warrants (the “Underlying Securities”) shall be registered for resale pursuant to one or more registration statements filed with the Securities and Exchange Commission (the “SEC”) or eligible for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 (the “Securities Act”) (or a successor rule thereto) (collectively, “Rule 144”);

(ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Nasdaq Capital Market (the “Principal Market”) or any other eligible market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened (with delisting reasonably likely to occur after giving effect to all applicable notice, appeal, cure, compliance and hearing periods), commenced or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market;

(iii) during the Equity Conditions Measuring Period, the Company shall have delivered shares of Common Stock pursuant to the terms of the Notes and shares of Common Stock upon exercise of the Warrants to the holders on a timely basis as set forth in the Notes and the Warrants, respectively;

(iv) the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion or Company Optional Redemption, as applicable, requiring the satisfaction of the Equity Conditions may be issued in full without violating the Notes and the rules or regulations of the Principal Market or any other applicable eligible market;

(v) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) business days of when such payment is due pursuant to any transaction document;

(vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction (as defined in the Notes) which has not been abandoned, terminated or consummated, (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default or Triggering Event (as defined in the Notes);

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(vii) the Company shall have no knowledge of any fact that would cause (x) one or more registration statements not to be effective and available for the resale of all remaining shares of Common Stock issuable pursuant to the terms of the Notes and upon exercise of the Warrants (in each case, without giving effect to any limitation on conversion or exercise set forth herein and therein), including the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion or Company Optional Redemption, as applicable, requiring the satisfaction of the Equity Conditions, or (y) any shares of Common Stock issuable pursuant to the terms of the Notes and upon exercise of the Warrants (in each case, without giving effect to any limitation on conversion or exercise set forth herein and therein), including the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion or Company Optional Redemption, as applicable, requiring the satisfaction of the Equity Conditions, not to be eligible for sale without restriction pursuant to Rule 144 (other than with respect to Rule 144(i)) (or any successor thereto) promulgated under the Securities Act, provided that no Public Information Failure has occurred, and any applicable state securities laws;

(viii) during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any transaction document in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect);

(ix) during the Equity Conditions Measuring Period, the Investor shall not have been in possession of any material, nonpublic information received from the Company, any subsidiary or its respective agent or affiliates;

(x) the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion or Company Optional Redemption, as applicable, requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an eligible market;

(xi) the average daily dollar trading volume of the Common Stock as reported by Bloomberg during the twenty (20) Trading Days immediately prior to the applicable date of determination shall be at least $100,000; and

(xii) on each Trading Day during the Equity Conditions Measuring Period, the closing price of the Common Stock equals or exceeds $0.05 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the March 11, 2020).

Any holder of a Note may, by notice to the Company, accelerate future installment payments to any applicable Installment Date, in which case the Company will deliver shares of Common Stock for the conversion of such accelerated payments (the “Accelerated Amount”), regardless of whether the Installment Amount scheduled to be paid on such applicable Installment Date shall be paid in cash, shares of Common Stock or a combination thereof. In the event that the Investor delivers one or more such notices of acceleration, the aggregated Accelerated Amount shall not be greater than six (6) times such Investor’s pro rata amount.

If the Company fails to redeem the Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then at the option of the Investor designated in writing to the Company (any such designation shall be deemed a “Conversion Notice” pursuant to the Notes), (i) the Investor shall have the rights set forth in the Notes as if the Company failed to pay the applicable Company Installment Redemption Price and all other rights as an Investor in the Notes (including, without limitation, such failure constituting an Event of Default described in the Notes) and (ii) the Investor may require the Company to convert all or any part of the Company Redemption Amount at the Company Conversion Price as in effect on the applicable Installment Date.

Subject to certain beneficial ownership limitations, until the Company Installment Redemption Price is paid in full, the Company Redemption Amount may be converted, in whole or in part, by the Investor into Common Stock. In the event the Investor elects to convert all or any portion of the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid on the final Installment Date, unless the Investor otherwise indicates and allocates among any Installment Dates in the applicable Conversion Notice.

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Optional Redemption at Company’s Election

At any time after the date of issuance of the Notes, the Company will have the right to redeem a portion or all of the Notes in cash at a price equal to (i) so long as there has been no Equity Conditions Failure during the period beginning on the date on which the Company provided notice of such redemption through the trading day immediately before the date the Company makes the entire redemption payment, 110% of the Conversion Amount to be redeemed and (ii) if an Equity Conditions Failure occurs (which is not waived in writing by the holder) at any time during the period beginning on the date on which the Company provided notice of such redemption through the trading day immediately before the date the Company makes the entire redemption payment, the greater of (x) 125% of the Conversion Amount to be redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing price of the Common Stock on any trading day during the period commencing on the date immediately preceding the date on which the Company provided notice of such redemption and ending on the trading day immediately before the date the Company makes the entire redemption payment, by (II) the lowest Conversion Price in effect during such period.

Conversion of the Notes

Each Convertible Note is convertible, at the option of the Note holder, into shares of Common Stock at an initial Conversion Price of $1.375, subject to adjustment as provided in the Notes; provided, however, upon receipt of Stockholder Approval, the Conversion Price shall be $0.21, subject to adjustment as provided in the Notes.

On or after the date Nasdaq Stockholder Approval is obtained, if the Company issues or sells, or the Company publicly announces the issuance or sale of, any shares of Common Stock, or convertible securities or options issuable or exchangeable into Common Stock (a “New Issuance”), under which such Common Stock is sold for a consideration per share less than the Conversion Price then in effect, the Conversion Price of the Notes will be adjusted to the New Issuance price in accordance with the formulas provided in the Notes. Any such adjustment will not apply with respect to the issuance of Excluded Securities (as defined in the Notes). Upon Stockholder Approval, the Conversion Price may be further reduced to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Beneficial Ownership Limitations Issuance

In addition to the conversion limitations described above, shares of Common Stock may not be issued under the Notes and the Investor may not have the right to any shares of Common Stock otherwise issuable pursuant to the terms of the Note if, after giving effect to the conversion or issuance, the Investor together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock, unless otherwise indicated by an Investor on the Closing Date. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to the Company.

Covenants

The Company will make certain negative covenants in the Notes, pursuant to which the Company agrees not to, and will cause each of its subsidiaries not to: (a) incur or guarantee, assume or suffer to exist any indebtedness, other than permitted indebtedness; (b) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets of the Company or any of its subsidiaries other than certain permitted liens; (c) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness other than the Notes if at the time such payment is due or is otherwise made or, after giving effect to such payment, an Event of Default has occurred and is continuing; (d) redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock; (e) redeem or repurchase its equity interests (except on a pro rata basis among all holders thereof); (f) declare or pay any cash dividend or distribution on any equity interest of the Company or of its subsidiaries; (g) make any changes in the nature of its business nor modify the Company’s or any of its subsidiaries’ corporate structure or purpose; (h) encumber, license or otherwise allow any liens on any intellectual property other than certain permitted liens; (i) enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its subsidiaries than would be obtainable in a comparable arm's length transaction with a person that is not an affiliate thereof; or (j) issue any Notes or any other securities that would cause a breach or default under the Notes or the Warrant.

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The Company will make certain affirmative covenants in the Notes, pursuant to which the Company agrees to, and will cause each of its subsidiaries to: (a) maintain and preserve its existence, rights and privileges, and become or remain, and cause each of its subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; (b) maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder; (c) maintain all of its intellectual property rights that are necessary or material to the conduct of its business; (d) maintain certain insurance coverage, (e) cause such subsidiary formed on or after the Subscription Date to execute, and deliver to each holder of Notes a guaranty agreement and all other security documents as requested by Required Holders, as applicable, and (f) notify the Investors in writing whenever an Equity Conditions Failure occurs other than with respect to clauses (xi) and (xii) of the definition of “Equity Conditions” set forth above, and simultaneously with the delivery of such notice, file a Current Report on Form 8-K with the SEC to state such fact.

In addition, the Company's net loss (calculated on an accrual basis in accordance with GAAP and adjust by reversing any and all equity or derivative liability gains and losses) in any calendar month shall not exceed $550,000 (the “Monthly Cash Burn Amount”). The Monthly Cash Burn Amount shall not include any of the following: (i) the placement agent fees in connection with the sale of the Notes and Warrants, (ii) fees of the Company and investor legal counsels in connection with the sale of the Notes and Warrants not to exceed $150,000 in the aggregate, (iii) existing Indebtedness in the amount of $2,866,665 and (iv) outstanding fees of legal counsel not to exceed $350,000. On every fifteenth (15th) day of each calendar month, the Company is required to deliver a written notice to the Investor certifying whether (x) it has complied with the foregoing and (y) it reasonably expects to comply with the foregoing while the Notes remain outstanding and (ii) in the event the Company is not able to certify as to clause (x) or (y) above, it shall simultaneously with the delivery of such notice to the Investors, file a Current Report on Form 8-K with the SEC to state such fact.

Events of Default

The Notes will contain standard and customary Events of Default including but not limited to: (i) the suspension of the Common Stock from trading on an eligible market for a period of two (2) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period or the failure to maintain the listing of the Common Stock on an eligible market; (ii) failure to make conversions or satisfy notice requirements regarding non-compliance with conversion requests of the Notes; (iii) failure to make payments when due under the Notes; (iv) the occurrence of any default (after lapse of any applicable cure periods) under, redemption of or acceleration prior to maturity of at least an aggregate of $100,000 of indebtedness of the Company or any of its subsidiaries, (v) breaches of representations and warranties in any material respect or breaches of covenants or other terms of the transaction documents that are not cured if can be cured; (vi) a final judgment or judgments for the payment of money aggregating in excess of $100,000, (vii) bankruptcy or insolvency; (viii) any breach or failure in any material respect to comply with the conversion or redemption provisions or covenants in the Notes; (ix) material failure to perform or comply with any material covenant or agreement contained in the Security Agreement; (x) certain customary events of default relating to the security interests and the collateral; (xi) a false or inaccurate certification by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred; (xii) a Material Adverse Effect has occurred; (xiii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holder upon conversion or exercise when required by such securities or the SPA, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) consecutive Trading Days; and (xiv) any default under the other Notes.

Following an Event of Default, the Investor may require the Company to redeem all or any portion of the Notes. The redemption amount must immediately be paid in cash at a price equal to the Event of Default Redemption Price.

The Company must immediately redeem the Notes in cash upon the occurrence of a Bankruptcy Event of Default.

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The Event of Default Redemption Price will be computed as a price equal to the greater of (x) 125% of the principal, interest and late charges to be redeemed (the “Conversion Amount”) and (y) the product of (A) the Conversion Amount and (B) the quotient determined by dividing (I) the greatest Closing Price of the Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the Investor delivers the Event of Default Redemption Notice, by (II) the lowest Conversion Price in effect during such period.

Fundamental Transactions

If, at any time while a Note is outstanding, a Fundamental Transaction (as defined in the Notes) occurs or is consummated, then, upon any subsequent conversion of the Note, the Investor shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Investor, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction. The definition of Fundamental Transactions includes, but is not limited to, mergers, a sale of all or substantially all of the Company’s assets, certain tender offers and other transactions that result in a Change of Control (as defined in the Notes).

The Notes will require the Company to cause any successor entity involved in a Change of Control in which the Company is not the survivor to assume in writing all of the Company’s obligations under the Notes.

Further, in connection with a Change of Control, a noteholder may require us to redeem all or any portion of each Convertible Note. The Change of Control redemption price per share will equal the greater of (x) 125% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice, by (II) the lowest Conversion Price in effect during such period.

Security Agreement and Guarantee Agreement

The Company and each of its current and future subsidiaries (collectively, the “Grantors”) also entered into a Security Agreement (the “Security Agreement”) with Anson Investments Master Fund LP, as collateral agent (the “Collateral Agent”), and the Investors. Pursuant to the Security Agreement, the Investors were granted a first priority perfected security interest in all personal property of the Grantors (except for interests in Llama Production, LLC) to secure all of the Company’s obligations under the SPA, the Notes, the Warrants, the Investor Notes, the Investor Note Purchase Agreement (as defined below), the Master Netting Agreement, the Guarantee Agreement (as defined below), the Lock-Up Agreements, the Voting Agreement and the other Transaction Documents (as defined in the SPA) (collectively, the “Transaction Documents”). In addition, in connection with the Security Agreement, certain subsidiaries of the Company (the “Guarantors”) executed a guarantee agreement (the “Guarantee Agreement”), pursuant to which the Guarantors agreed to guarantee and act as surety for the payment of the Notes and other of the Company’s obligations under the Transaction Documents. The Notes will rank senior to all outstanding and future indebtedness of the Company and its subsidiaries except with respect to indebtedness of Llama Productions LLC until all of the Company’s obligations under the Notes are paid in full.

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Investor Warrant

In addition to the Notes, the Company will issue the 5-year Warrants for the purchase of an aggregate of 65,476,190 shares of Common Stock (the “Warrant Shares”), at an exercise price of $0.26 per share, provided, however, that immediately following the Stockholder Approval, the exercise price shall be reduced to equal $0.21. Upon Stockholder Approval, the exercise price of the Warrants may be further reduced to any amount and for any period of time deemed appropriate by the board of directors of the Company. The number of Warrant Shares and exercise price are each subject to adjustment provided under the Warrants. If, at the time of exercise of the Warrant, there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrant Shares to the Investor, then the Warrant may also be exercised, in whole or in part, by means of a “cashless exercise”. The Warrant may not be exercised if, after giving effect to the exercise the Investor, together with its Attribution Parties (as defined in the Warrant), would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to the Company.

On or after the date Stockholder Approval is obtained, if the Company issues or sells, or the Company publicly announces the issuance or sale of, any shares of Common Stock, or convertible securities or options issuable or exchangeable into Common Stock (a “New Issuance”), under which such Common Stock is sold for a consideration per share less than the exercise price then in effect, the exercise price of the Warrant will be adjusted to the New Issuance price in accordance with the formulas provided in the Warrant. Any such adjustment will not apply with respect to the issuance of Excluded Securities (as defined in the Warrant). Upon any adjustment to the exercise price, the number of Warrant Shares that may be purchased upon exercise of the Warrant will be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of Warrant Shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment. In addition, if the Company enters into a Fundamental Transaction (as defined in the Warrants) at any time that a Warrant is outstanding, then, upon any subsequent exercise of the Warrant, the Investor will have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction, provided, further, that if holders of Common Stock are not offered or paid any consideration in such Fundamental Transaction, such holder of Common Stock will be deemed to have received common stock of the successor entity (which entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

Investor Notes

The Investor Notes will be issued pursuant to an Investor Note Purchase Agreement between the Company and the Investors (the “Investor Note Purchase Agreement”) and are payable in full on March 11, 2060. The Investor’s obligation to pay the Company the Investor Notes Principal pursuant to the Investor Notes is to be secured by $4,000,000, in the aggregate, in cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country. The Company will receive the applicable portion of the Investor Notes Principal then due upon each voluntary or mandatory prepayment of the Investor Notes. The Investors may, at their option and at any time, voluntarily prepay the Investor Notes, in whole or in part. The Investor Notes are also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

(1) Mandatory Prepayment upon Conversion of Notes – At any time (i) if the Company receives a conversion notice from an Investor in which all, or any part of the Notes to be converted included any Restricted Principal (as defined therein), and (ii) the Investor receives a confirmation from the Company’s transfer agent that it has been irrevocably instructed by the Company to deliver to the Investor the shares of Common Stock to be issued pursuant to the conversion notice, then such Investor will be required to prepay the Investor Note, on a dollar-for-dollar basis, for each conversion of any Restricted Principal of a Note held by the Investor.

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(2) Forced Mandatory Prepayment – The Company may require an Investor to prepay the Investor Notes by delivering a mandatory prepayment notice to the Investor, subject to (i) certification by the Company in writing to the Investor on or after the date that the shares issuable upon the conversion in full of the Notes (ignoring for such purpose any conversion limitations therein) can be sold, assigned or transferred pursuant to Rule 144 and prior to the eighteen-month anniversary of the Closing Date, and (ii) the simultaneous filing of such certification with the SEC as an exhibit attached to a Current Report on Form 8-K that (a) the Cash Burn Milestone has been met, (b) Stockholder Approval has been obtained (the covenants in (a) and (b), the “Mandatory Covenants”), and (c) no Event of Default, or event that with the passage of time or giving of notice would constitute an Event of Default, then exists. Notwithstanding the foregoing, the Company shall not deliver a Forced Mandatory Prepayment Notice unless it simultaneously (i) delivers a Forced Mandatory Prepayment Notice (as defined in each other Investor Note), pro rata, to each other Investor (as defined in each other Investor Note) and (ii) files the Forced Mandatory Prepayment Notice with the SEC as an exhibit attached to a Current Report on Form 8-K.

The Investor Notes will also contains certain offset rights of the Company and the Investors, which if exercised, would reduce the amount outstanding under the Notes and the Investor Notes by the same amount and, accordingly, the cash proceeds received by the Company from the Investors pursuant to the Financing. These offset rights are triggered by specific occurrences that could jeopardize an Investor’s investment and include the following:

•	Optional Offset Right – if the Company has not satisfied the Mandatory Covenants in accordance with their terms or (II) at any time on or after the occurrence of an Event of Default (as defined in the Note), a Change of Control (as defined in the Note) or a Company Optional Redemption (as defined in the Note), each Investor is entitled to satisfy and cancel any principal and related accrued and unpaid interest and any other amounts owed by such Investor to the Company under such Investor’s Investor Note (and under the Note Purchase Agreement, the Notes and the SPA (together with the Investor Notes, the “Underlying Agreements”)) by cancelling an equal amount of principal amount under such Investor’s Note (or any amounts owed by the Company to such Investor under the Underlying Agreements).

•	Optional Offset upon Investor Event of Default – If the Company accelerates the debt owed by an Investor to the Company under such Investor’s Investor Note after an Investor event of default thereunder, in lieu of making any payment under the Investor Note in cash, such Investor is entitled to satisfy and cancel all or any part of the principal owed by such Investor to the Company under such Investor’s Investor Note by the concurrent cancellation of an equal amount owed under the related Notes, provided that no default netting shall occur with respect to any Mandatory Prepayment Amount that the Investor fails to properly prepay in violation of the Investor Note.

•	Automatic Offset at Maturity – On the maturity date of an Investor Note, the outstanding principal amount owed by an Investor to the Company under such Investor Note shall be satisfied and cancelled in exchange for the cancellation of an equal amount owed the Company to such Investor under the related Note.

•	Automatic Offset Upon Prohibited Transfer of an Investor Note – Upon the occurrence of a Prohibited Transfer (as defined in the Investor Note), then, (i) all of the outstanding principal of such Investor Note will be automatically deemed satisfied in full and cancelled, and (ii) 75% of the remaining Restricted Principal under the related Note will be automatically cancelled (with the remaining 25% of the Restricted Principal of such Investor’s Note automatically becoming unrestricted principal thereunder).

Upon any of the foregoing offsets, any accrued and unpaid interest under the Investor Notes will be automatically cancelled with respect to the portion of the principal of the Investor Notes being offset and cancelled.

If any provision of an Investor Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction or other similar authority, such Investor Note will be automatically terminated and all remaining payment obligations hereunder of the Investor to the Company shall be automatically cancelled.

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Master Netting Agreement

At the closing, the Company and the Investors will enter into a Master Netting Agreement (the “Master Netting Agreement”) for the purpose of clarifying for each party its right to offset obligations that may arise under the SPA, the Investor Note, the Notes and the Investor Note Purchase Agreement upon the occurrence of certain events, including as described above.

Voting Agreement

As a condition to closing the Financing, existing stockholders representing an aggregate of 10,035,861 shares (or approximately 40%) of our outstanding Common Stock (collectively, the “Principal Stockholders”), have executed Voting Agreements with the Company. Pursuant to the Voting Agreement, the Principal Stockholders agree to vote all of their shares of Common Stock in favor of the Company’s issuance of the securities at the Stockholder Meeting.

Lockup Agreement

As a condition to closing the Financing, the Principal Stockholders will have executed a Lockup Agreement with the Company. Pursuant to the Lockup Agreement, the Principal Stockholders agreed that from the date thereof until ninety (90) days following the one year anniversary of the Closing Date, each Principal Stockholder will not and will cause all affiliates (as defined in Rule 144 promulgated under the 1933 Act) of the Principal Stockholder, or any person with whom the Principal Stockholder or any affiliate of the Principal Stockholder is acting as a group, not to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents (as defined in the SPA), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by the Principal Stockholder (including holding as a custodian) or with respect to which the Principal Stockholder has beneficial ownership within the rules and regulations of the SEC (collectively, the “Principal Stockholder’s Shares”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Principal Stockholder’s Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or (iv) publicly disclose the intention to do any of the foregoing.

Placement Agent

The Special Equities Group, LLC, a division of Bradley Woods & Co. Ltd., acted as the exclusive placement agent for the transaction (the “Placement Agent”) pursuant to the terms of an Engagement Letter, dated March 10, 2020, between the Company and the Placement Agent. At the closing, the Company will pay the Placement Agent a cash fee of $700,000 and will pay an additional cash fee of $400,000 if the Company receives the additional funding from the prepayment of the Investor Notes by the Investors. The Company will pay the Placement Agent warrants to purchase 6,547,619 shares of Common Stock at an initial exercise price of $0.26 per share at closing, which shall be in the same form as the Warrants issued to the Investors (collectively, the “Placement Agent Warrants”).

Other Terms

The SPA, the Notes, the Security Agreement, the Guarantee Agreement, the Warrants, the Investor Notes, the Investor Note Purchase Agreement and the Master Netting Agreement contain customary provisions for agreements and documents of this nature, such as representations, warranties, closing conditions, covenants, and indemnification and contribution obligations, as applicable. The foregoing descriptions of the SPA, the Notes, the Security Agreement, the Guarantee Agreement, the Warrants, the Placement Agent Warrants, the Investor Notes, the Investor Note Purchase Agreement and the Master Netting Agreement do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference to the SPA, the combined form of Notes, the form of Security Agreement, the form of Guarantee Agreement, the form of Warrant, the form of Placement Agent Warrant, the form of Investor Note, the form of Investor Note Purchase Agreement and the form of Master Netting Agreement which are filed as Exhibits 10.1, 4.1, 10.2, 10.3, 4.3, 4.4, 4.2, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

As described in Item 1.01 above, which is hereby incorporated by reference into this Item 2.03, on the Closing Date, pursuant to the SPA, the Company completed the sale and issuance of the Notes and the Warrants, for consideration received by the Company on the Closing Date consisting of (i) a cash payment of $7,000,000, and (ii) the Investor Notes in the aggregate principal amount of $4,000,000.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Items 1.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance of the Notes and the Warrants and the issuance of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants will be exempt from registration under Securities Act Section 4(a)(2) and Securities Act Rule 506(b). The Investors are sophisticated and represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. A legend will be placed on the Notes, the Warrants and the stock certificates issued upon conversion of the Notes and exercise of the Warrants, subject to the terms of the transaction documents, stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

The issuance of the Placement Agent Warrant and the shares of Common Stock issuable upon exercise of Placement Agent Warrant will be exempt from registration under Securities Act Section 4(a)(2), because the Company will issue it to one sophisticated and accredited recipient and the Company will place a legend on the warrant certificate stating that the issuance of it and the shares of Common Stock underlying it has not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Note issued by the Company

4.2	Form of Investor Note issued by the Investor

4.3	Form of Investor Warrant

4.4	Form of Placement Agent Warrant

10.1	Form of Securities Purchase Agreement, dated March 11, 2020, by and between the Company and the Investors signatory thereto

10.2	Form of Security Agreement

10.3	Form of Guarantee Agreement

10.4	Form of Investor Note Purchase Agreement

10.5	Form of Master Netting Agreement

10.6	Form of Voting Agreement

10.7	Form of Lock-Up Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: March 11, 2020	By:	/s/ Andy Heyward
	Name:	Andy Heyward
	Title:	Chief Executive Officer

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